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                                                                  EXHIBIT 23.2

                        INDEPENDENT AUDITOR'S CONSENT

   We consent to the use in this Registration Statement of NRG Energy, Inc. on Form S-1 of our report dated March 24, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Minneapolis, Minnesota
November 26, 1997